                                                                  Exhibit (d)(6)

                                  ARMADA FUNDS
                FIRST AMENDMENT TO INVESTMENT ADVISORY AGREEMENT


         This FIRST AMENDMENT TO INVESTMENT ADVISORY AGREEMENT (the "First Amendment") dated as of June 9, 2000 by and between THE ARMADA FUNDS, a Massachusetts business trust, located in Oaks, Pennsylvania (the "Trust") and NATIONAL CITY INVESTMENT MANAGEMENT COMPANY, located in Cleveland, Ohio (the "Investment Advisor").

         The parties hereby agree that in the Advisory Agreement dated March 6, 1998, with respect to the Trust's Core Equity, Enhanced Income and Total Return Advantage Funds (the "Investment Advisory Agreement"):

         1. NAMES OF THE PARTIES. All references to National City Bank in the Investment Advisory Agreement shall be deemed to refer to National City Investment Management Company.

         2. NAME OF THE PORTFOLIO. All references to the Enhanced Income Fund in the Investment Advisory Agreement shall be deemed to refer to the Limited Maturity Bond Fund.

         3. DEFINITIONS. Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have their respective defined meanings ascribed to them in the Investment Advisory Agreement.

         4. MISCELLANEOUS. Except to the extent expressly amended by this First Amendment, the Investment Advisory Agreement shall remain unchanged and in full force and effect. References therein to "this Agreement," "hereby," "herein," and the like shall be deemed to refer to the Investment Advisory Agreement, as amended by this First Amendment. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                                 NATIONAL CITY INVESTMENT
ARMADA FUNDS                                     MANAGEMENT COMPANY


By:  /s/ Herbert R. Martens, Jr.                 By: /s/ Donald L. Ross
     -----------------------------------         -------------------------
     Herbert R. Martens, Jr.                        Donald L. Ross
     President                                      President